EXHIBIT   23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-38700) of Northern States Power Company (NSP) of our report dated February 2, 1998 appearing on page 50 of NSP's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement.


PRICE WATERHOUSE LLP

/s/ Price Waterhouse LLP


Minneapolis, Minnesota
May 20, 1998